As filed with the Securities and Exchange Commission on May 22, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________________

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

______________________

Maryland (State or other jurisdiction of incorporation or organization)		25-1811499 (IRS Employer Identification No.)
44 Hersha Drive Harrisburg, Pennsylvania 17102 (717) 236-4400 (Address of principal executive offices, including zip code)
Hersha Hospitality Trust 2012 Equity Incentive Plan (Full title of the plan)

Ashish R. Parikh, Chief Financial Officer
Hersha Hospitality Trust

510 Walnut Street, 9th Floor

Philadelphia, Pennsylvania 19106

(215) 238-1046

(Name, address and telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Non-accelerated filer ☐	Accelerated filer ☐	Small reporting company☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Priority Class A common shares of beneficial interest, $0.01 par value per share	9,000,000 shares	$6.10	$54,900,000	$7,071.12

(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereunder includes such indeterminate number of additional common shares as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)   Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $6.10 per share, which was the average of the high and low prices of the common shares on the New York Stock Exchange on May 19, 2014.

Explanatory Note

On March 2, 2012, Hersha Hospitality Trust (the “Company”) filed a registration statement on Form S-8 (File No. 333-179847) (the “Prior S-8”), relating to the registration of 7,500,000 Priority Class A common shares of beneficial interest, which are referred to herein as common shares, issuable pursuant to the Company’s 2012 Equity Incentive Plan, as amended by Amendment No. 1 thereto (the “Plan”).

On May 22, 2014, the Company’s shareholders approved Amendment No. 2 to the Plan, pursuant to which, effective January 1, 2015, the maximum aggregate number of common shares issuable pursuant to the Plan, as further amended, will be increased from 7,500,000 common shares to 16,500,000 common shares. The Plan, as further amended, is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2014.

This registration statement is filed by the Company on Form S-8 to register an additional 9,000,000 common shares issuable pursuant to the Plan, as further amended. In accordance with General Instruction E to Form S-8, this registration statement is filed to register securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement incorporates by reference the contents of the Prior S-8 to the extent not modified, amended or superseded by this registration statement.

Item 8.  Exhibits.

Exhibit No.                Description

4.1                               Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 2, 2013 and incorporated by reference herein).

4.2                               Amended and Restated Bylaws of Hersha Hospitality Trust (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 15, 2012 and incorporated by reference herein).

4.3                               Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Company’s registration statement on Form S-11, as amended (Registration No. 333-56087), filed on June 5, 1998, and incorporated by reference herein).

5.1                               Opinion of Venable LLP as to the legality of the securities being registered.*

23.1                             Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).*

23.2                             Consent of KPMG LLP.*

24.1                             Power of Attorney (included on the signature page hereto).

99.1                             Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 18, 2011, and incorporated by reference herein).

99.2                             Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2011, and incorporated by reference herein).

99.3                             Amendment No. 2 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 17, 2014, and incorporated by reference herein).

_______________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 22, 2014.

HERSHA HOSPITALITY TRUST

By:

By:
/s/ Ashish R. Parikh

Ashish R. Parikh

Chief Financial Officer

(Principal Financial Officer)

POWER OF ATTORNEY and signatures

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ashish R. Parikh and Michael R. Gillespie and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the power of attorney appearing above have been signed below by the following persons in the capacities indicated on May 22. 2014.

Signature	Title

/s/ Hasu P. Shah	Chairman and Trustee
Hasu P. Shah

/s/ Jay H. Shah	Chief Executive Officer and Trustee (Principal Executive Officer)
Jay H. Shah

/s/ Ashish R. Parikh	Chief Financial Officer (Principal Financial Officer)
Ashish R. Parikh

/s/ Michael R. Gillespie	Chief Accounting Officer (Principal Accounting Officer)
Michael R. Gillespie

/s/ Donald J. Landry	Trustee
Donald J. Landry

/s/ Thomas J. Hutchison III	Trustee
Thomas J. Hutchison III

/s/ Michael A. Leven	Trustee
Michael A. Leven

/s/ Dianna F. Morgan	Trustee
Dianna F. Morgan

/s/ John M. Sabin	Trustee
John M. Sabin

EXHIBIT INDEX

Exhibit No.                Description

4.1                               Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 2, 2013 and incorporated by reference herein).

4.2                               Amended and Restated Bylaws of Hersha Hospitality Trust (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 15, 2012 and incorporated by reference herein).

4.3                               Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Company’s registration statement on Form S-11, as amended (Registration No. 333-56087), filed on June 5, 1998, and incorporated by reference herein).

5.1                               Opinion of Venable LLP as to the legality of the securities being registered.*

23.1                             Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).*

23.2                             Consent of KPMG LLP.*

24.1                             Power of Attorney (included on the signature page hereto).

99.1                             Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 18, 2011, and incorporated by reference herein).

99.2                             Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2011, and incorporated by reference herein).

99.3                             Amendment No. 2 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 17, 2014, and incorporated by reference herein).

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* Filed herewith.